Exhibit 10.3

SETTLEMENT AGREEMENT
AND
GENERAL RELEASE OF ALL CLAIMS

This Settlement Agreement and General Release of All Claims (“Agreement”) is made by and between Applied DNA Sciences, Inc. (“ADNAS”), APDN (B.V.I.), Inc., Applied DNA Operations Management, Inc., James Hayward, and Jun-Jei Sheu (“Defendants”), on the one hand, and Adrian Butash (“BUTASH”) on the other hand (collectively “the parties”) with respect to the following facts:

A.	BUTASH was at various times an employee of or consultant to Defendant ADNAS.

B.
On April 17, 2006, BUTASH filed Case No. BC350904 in Los Angeles Superior Court against Defendants (“BUTASH’s Action”) arising out of BUTASH’s employment and/or consulting relationship with ADNAS, alleging breach of written contracts, breach of oral contracts, fraud, California Labor Code violations, and wrongful termination.

C.	On March 15, 2007, ADNAS filed Case No. BC367661 against BUTASH (“ADNAS’ Action”), alleging unjust enrichment and breach of fiduciary duty.

D.
Both ADNAS and BUTASH believe that their own actions are meritorious and the actions against them are without merit. Notwithstanding this belief, in the interest of reaching a mutual negotiated resolution of all claims or possible claims between the parties, the parties now desire to settle all claims asserted or that could have been asserted in any action arising out of or in any way related to any acts, transactions or events that have occurred between them to date, including but not limited to any claims that may have arisen before, during, or after the employment or consulting relationships alleged in BUTASH’s Action, and all claims brought in BUTASH’s Action and ADNAS’ Action.

THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

1.    Payment. ADNAS agrees to pay BUTASH $225,000.00. Payment to BUTASH will be made in five equal monthly installments in the amount of $45,000.00 by check made payable to “Makarem & Associates Attorney-Client trust account.” The first installment shall be due to be mailed by FedEx or other overnight courier service to Makarem & Associates, 11601 Wilshire Blvd, Suite 2440, Los Angeles, California 90025-1760, on or before June 1, 2007, with each subsequent monthly installment due to be mailed on or before the first business day of the following months, with the final installment due to be mailed on or before October 1, 2007.

BUTASH acknowledges and agrees that the payments under this paragraph and the other agreements made herein by Defendants constitute adequate legal consideration for the promises and representations made by it in this Agreement.

2.    Releases.

2.1. BUTASH generally, unconditionally, irrevocably and absolutely releases and discharge Defendants, and any parent and subsidiary corporations, divisions and other affiliated or related entities of Defendants, past and present, as well as the past or present employees, officers, directors, agents, attorneys, insurers, successors and assigns of each (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, BUTASH’s hiring by and employment or consulting relationship with ADNAS, BUTASH’s compensation, wages or pay of any kind related to Defendants, his separation of employment from ADNAS, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with BUTASH’s employment with ADNAS. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to alleged violations of the California Labor Code or the federal Fair Labor Standards Act, the California Family Rights Act, Title VII of the Civil Rights Act of 1964 and the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, and all claims for attorneys’ fees, costs and expenses. This release unconditionally, irrevocably and absolutely releases and discharges the Released Parties from all of the claims asserted by BUTASH in BUTASH’s Action, and/or any other claims that he could have maintained in BUTASH’s Action. BUTASH represents and warrants that he is not a plaintiff or party to any suit, action or proceeding in which any Released Party is a party, other than BUTASH’s Action and ADNAS’ Action. This Agreement is not intended to have any effect on any unemployment benefits that BUTASH may be receiving as of the date that this Agreement is executed.

2.2. Defendants unconditionally, irrevocably and absolutely release and discharge BUTASH from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, BUTASH’s hiring by and employment with or consulting relationship with ADNAS, BUTASH’s compensation, wages or pay of any kind related to Defendants, his separation of employment from ADNAS, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with BUTASH’s employment with ADNAS. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims. This release unconditionally, irrevocably and absolutely releases and discharges BUTASH from all of the claims asserted by ADNAS in ADNAS’ Action, and/or any other claims could have been maintained in ADNAS’ Action.

2.3. The parties acknowledge that they may discover facts or law different from, or in addition to, the facts or law that they know or believe to be true with respect to the claims released in this Agreement and agree, nonetheless, that this Agreement and the releases contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

2.4. The parties declare and represent that they intend this Agreement to be complete and not subject to any claim of mistake, and that the releases herein express full and complete releases, and that they intend that the releases herein shall be final and complete. All parties execute these releases with the full knowledge that these releases cover all possible claims against BUTASH or the Released Parties, to the fullest extent permitted by law.

2.5. BUTASH expressly waives his right to recovery of any type, including damages, penalties, or reinstatement, in any administrative or court action, whether state or federal, and whether brought by BUTASH or on BUTASH’s behalf, related in any way to the matters released herein. Defendants similarly waive their rights against BUTASH to recovery of any type, including damages or penalties, in any administrative or court action, whether state or federal, and whether brought by Defendants or on Defendants’ behalf, related in any way to the matters released herein.

3.     California Civil Code section 1542 Waiver. The parties expressly acknowledge and agree that, with respect to their respective release of claims as set forth above, they expressly waive all rights under Section 1542 of the California Civil Code. That section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

4.     Dismissal of BUTASH’s Action and ADNAS’ Action. The parties agree to obtain the dismissal of BUTASH’s Action in its entirety and ADNAS’ Action as to BUTASH, with prejudice, by taking all necessary steps to secure such dismissals. No payment shall be made pursuant to paragraph 1 herein until BUTASH’s Action is dismissed with prejudice.

5.     Default.

5.1. If any required payment is not received by the close of business on the tenth business day of any month when due, ADNAS shall be deemed in default of this Agreement. Counsel for BUTASH shall give notice of default in writing by e-mail or facsimile to counsel for ADNAS, and ADNAS shall have ten business days from the date when notice of default is sent to its counsel to cure the default by payment of the full amount of the overdue installment.

5.2. If ADNAS fails to cure the default in the manner provided by Paragraph 5.1 above by the close of business on the tenth business day after notice of default is sent to their counsel, Defendants stipulate and agree that BUTASH may cause judgment to be entered forthwith in the Action against Defendants Applied DNA Sciences, Inc., APDN Operations Management, Inc., and APDN (B.V.I.), Inc., (collectively “ADNAS Defendants”) in an amount equal to three times the remaining balance on the date of default, plus interest on said judgment from the date of default, enforceable against any or each of the ADNAS Defendants, in BUTASH’s sole discretion, ADNAS Defendants to be liable for all costs of collection.

5.3. The Parties stipulate and agree that their respective counsel shall execute and submit to the Court where the Actions are pending a “Notice of Settlement; Request that Court Retain Jurisdiction Under CCP §664.6; Stipulation for Judgment on Default; Order Thereon” in the form attached hereto as Exhibit A, and further stipulate and agree that in the event of Defendants’ default, the Stipulated Judgment to be entered shall be in the form attached hereto as Exhibit B.

6.     Promise Not to Prosecute. The parties agree that they will not prosecute, nor allow to be prosecuted on their behalf, in any administrative agency, whether state or federal or in any court, whether state or federal, any claim or demand of any type related to the matters released above, it being the intention of the parties that with the execution of this release, BUTASH and the Released Parties will be absolutely, unconditionally and forever discharged of and from all obligations to the other party related in any way to the matters discharged herein.

7.    No Admissions. By entering in to this Agreement, neither BUTASH nor Defendants make any admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

8.     Older Workers’ Benefit Protection Act. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). The following general provisions, along with the other provisions of this Agreement, are agreed to for this purpose:

8.1. BUTASH acknowledges and agrees that he has read and understands the terms of this Agreement.

8.2. BUTASH acknowledges that this Agreement advises him in writing that he may consult with an attorney before executing this Agreement, and that he has obtained and considered such legal counsel as he deems necessary, such that he is entering into this Agreement freely, knowingly, and voluntarily.

8.3. BUTASH acknowledges that he has been given at least twenty-one (21) days in which to consider whether or not to enter into this Agreement. BUTASH understands that, at his option, he may elect not to use the full 21-day period.

8.4. This Agreement shall not become effective or enforceable until the eighth day after BUTASH signs this Agreement. BUTASH may revoke his acceptance of this Agreement within seven (7) days after the date he signs it. BUTASH’s revocation must be in writing and received by Defendants’ counsel, Gregory S. Taylor, by 5:00 p.m. on the seventh day in order to be effective. If BUTASH does not revoke acceptance within the seven (7) day period, BUTASH’s acceptance of this Agreement shall become binding and enforceable on the eighth day (“Effective Date”).

8.5. This Agreement does not waive or release any rights or claims that BUTASH may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement.

9.     Severability. In the event that any provision of this Agreement shall be found unenforceable by a court of competent jurisdiction, the provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that BUTASH and the Released Parties shall receive the benefits contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

10.   Attorneys’ Fees and Costs. All parties to this Agreement agree that they will bear their own attorneys’ fees, costs and all other expenses in connection with BUTASH’s Action and ADNAS’ Action.

11.   No Assignment. BUTASH warrants and represents that he has not assigned or transferred to any person not a party to this Agreement any released matter or any right to any of the payments or other consideration provided by Defendants pursuant to this Agreement. BUTASH agrees to defend, indemnify and hold Defendants and all Released Parties harmless from any and all claims based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

12.   Joint Drafters. Counsel for BUTASH and counsel for ADNAS have jointly drafted this Agreement. Thus, no rule of law that ambiguity in an Agreement will be construed against the drafter shall be applied in interpreting this Agreement.

13.   Applicable Law. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California.

14.   Full Defense. This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by any party in breach hereof. The parties agree that in the event that an action or proceeding is instituted by any party in order to enforce the terms or provisions of this Agreement, the prevailing party in such proceeding shall be entitled to an award of reasonable costs and attorneys’ fees incurred in connection with enforcing this Agreement.

15.   Tax Issues. In the event that there is any federal, state or local tax assessed or to be paid as a result of any payments made pursuant to this Agreement, BUTASH shall be solely responsible for the taxes, penalties, interest and assessments and hereby agrees to release and indemnify Defendants from any and all claims by any local, state or federal government agency for any unpaid taxes. Before any payment may be made pursuant to paragraph 1 of this Agreement, BUTASH will provide to ADNAS an IRS Form W-9. ADNAS shall issue and file an IRS Form 1099 regarding any payments for which customary withholdings have not been taken.

16.   Good Faith. The parties agree to do all things necessary and to execute all further documents necessary and appropriate to carry out and effectuate the terms and purposes of this Agreement.

17.   Entire Agreement; Modification. This Agreement is intended to be the entire agreement between the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. It is agreed that there are no collateral agreements or representations, written or oral, regarding the settlement of all claims between the parties other than those set forth in this Agreement. This Agreement may be amended only by a written instrument executed by all parties hereto.

18.   Counterparts. This Agreement may be executed in counterparts and shall be binding on all parties when each has signed either an original or copy of this Agreement. Facsimile signatures may be treated as originals.

PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Applied DNA Sciences, Inc.
APDN (B.V.I.), Inc.
APDN Operations Management, Inc.

Dated: ___________________          By: ____________________________
Dr. James Hayward
CEO and as an individual Defendant

Dated: ___________________          By: ____________________________
Dr. Jun-Jei Sheu
Defendant

Dated: ___________________          By: ____________________________
Adrian Butash
Plaintiff

Approved as to Form and Content:

Makarem & Associates

Dated: ___________________          By: ____________________________
Peter M. Kunstler
Attorney for Adrian BUTASH

Hansen & Taylor LLP

Dated: ___________________          By: ____________________________
Gregory S. Taylor
Attorneys for Defendants